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                                                                    EXHIBIT 99.2

                          UNITED STATES DISTRICT COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

                                 (
                                 (
IN RE SERVICE CORPORATION        (
INTERNATIONAL                    (       CIVIL ACTION NO. H-99-0280
                                 (      (Judge Lynn N. Hughes)
                                 (
                                 (

                            DEFENDANTS' ANSWER TO THE
                       CONSOLIDATED CLASS ACTION COMPLAINT

         Defendants Service Corporation International ("SCI"), R. L. Waltrip, George R. Champagne and L. William Heiligbrodt file this Answer to the Consolidated Class Action Complaint, and would show the Court as follows:

                            RESPONSES TO ALLEGATIONS

         1. Admit that this is a civil action in which Plaintiffs have brought suit under the various statutes, rules and regulations cited in Paragraph 1 of the Consolidated Class Action Complaint, but deny the truth of any of those allegations and further deny that any factual basis for cognizable claims under such statutes and laws exist as against the Defendants.

         2. Admit that this Court has subject matter jurisdiction over this cause based upon application of the laws set out in Paragraph 2 of the Consolidated Class Action Complaint, but deny that the factual basis for such jurisdiction exists.

         3. Admit that this Court has venue over this cause based upon application of the laws set out in Paragraph 3 of the Consolidated Class Action Complaint, but deny any factual basis for cognizable claims under such statutes and laws exist as against the Defendants.

         4. Deny.


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         5. Admit the first two sentences of Paragraph 5 of the Consolidated
Class Action Complaint; deny the third sentence of Paragraph 5 of the Consolidated Class Action Complaint.

         6. Admit.

         7. Admit that R.L. Waltrip is SCI's Chairman of the Board and Chief Executive Officer. Admit that the Registration Statement/Prospectus was declared effective on November 20, 1998. Deny the remaining allegations contained in Paragraph 7 of the Consolidated Class Action Complaint.

         8. Admit that George Champagne is SCI's Senior Vice President and Chief Financial Officer. Deny the remaining allegations contained in Paragraph 8 of the Consolidated Class Action Complaint.

         9. Admit that L. William Heiligbrodt was SCI's President and Chief Operating Officer. Deny the remaining allegations contained in Paragraph 9 of the Consolidated Class Action Complaint.

         10. Admit.

         11. Deny the first two sentences of Paragraph 11 of the Consolidated Class Action Complaint. Admit the third sentence of Paragraph 11 of the Consolidated Class Action Complaint.

         12. Deny.

         13. Deny.

         14. Deny.

         15. Admit that the Individual Defendants had an obligation to comply with applicable federal securities laws. Deny the remaining allegations.

         16. Admit.

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         17. Admit.

         18. Admit.

         19. Admit.

         20. Admit that Paragraph 20 of the Consolidated Class Action Complaint correctly lists the number of funeral homes acquired worldwide by SCI, year by year, from 1990 to 1998. However, Defendants deny that the total number of funeral homes acquired by SCI is 2,873. Plaintiff has made a mathematical error. The correct number should be 3,136.

         21. Admit.

         22. Deny that the contractual obligations to perform guaranteed price funerals in the future were typically reflected as a liability on the books of the independent funeral homes prior to their acquisition by SCI. Admit the remaining allegations contained in Paragraph 22 of the Consolidated Class Action Complaint.

         23. Admit the first, second and fifth sentences of Paragraph 23 of the Consolidated Class Action Complaint. Deny the remaining allegations contained in Paragraph 23 of the Consolidated Class Action Complaint.

         24. Admit that the practice of selling preneed funeral contracts began to gain increasing acceptance in the late 1980s. Admit that financial management of some mortuary trust assets consisted of opening a certificate of deposit. Deny the remaining allegations contained in Paragraph 24 of the Consolidated Class Action Complaint.

         25. Deny.

         26. SCI is without sufficient knowledge to admit or deny the first sentence of Paragraph 26 of the Consolidated Class Action Complaint. Deny the remaining allegations.

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         27. Admit that the block quotation is contained in the March 1997 issue of The Director. Deny the remaining allegations contained in Paragraph 27 of the Consolidated Class Action Complaint.

         28. Admit that SCI acquired ownership of more than 2,873 independent funeral homes from 1990-1998. Admit that between 1992 and 1998, SCI's prearranged funeral contract backlog increased from $1.2 billion to $3.7 billion. Deny that the chart accurately reflects the prearranged funeral services sold.

         29. Deny.

         30. Deny.

         31. Admit that during 1995 SCI purchased 1,263 independent funeral homes and acquired $656 million in preneed funeral contracts. Deny the remaining allegations contained in Paragraph 31 of the Consolidated Class Action Complaint.

         32. Admit that during 1996 SCI undertook "a review of the prearranged trust investment process which included an asset/liability study." Deny the remaining allegations contained in Paragraph 32 of the Consolidated Class Action Complaint.

         33. Admit that the block quotation is contained in SCI's 10-K for the year ended December 31, 1996. Deny the remaining allegations contained in Paragraph 33 of the Consolidated Class Action Complaint.

         34. Admit that the block quotation is contained in SCI's 10-K for the year ended December 31, 1997. Deny the remaining allegations contained in Paragraph 34 of the Consolidated Class Action Complaint.

         35. Deny.

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         36. Admit that the chart in Paragraph 36 of the Consolidated Class
Action Complaint accurately reflects SCI's gross profit margins for fiscal year 1998. Deny the remaining allegations contained in Paragraph 36 of the Consolidated Class Action Complaint.

         37. Deny.

         38. Admit that the August 28, 1995 edition of the Boston Globe included the referenced quotations. Deny the remaining allegations contained in Paragraph 38 of the Consolidated Class Action Complaint.

         39. Admit that the December 8, 1996 edition of the Boston Globe and the December 11, 1996 edition of the Seattle Times included the referenced quotations. Deny the remaining allegations contained in Paragraph 39 of the Consolidated Class Action Complaint.

         40. Admit that the July 6, 1996 edition of The Ledger included a story about a salesman from the SCI-operated Glen Abbey Memorial Gardens. Admit that a lawsuit was filed against SCI and Glenn Abbey Memorial Gardens on behalf of Mrs. Carriere. Deny the remaining allegations.

         41. Admit that the various periodicals cited included stories about SCI. Deny the remaining allegations.

         42. Deny.

         43. Deny.

         44. Deny.

         45. Deny.

         46. Deny.

         47. Admit that SCI announced the creation of SCI Financial Services, Inc. in July, 1988.

Deny the remaining allegations.

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         48. Deny.

         49. Deny.

         50. Admit that the block quotations are contained in ECI's 10-K for the year ended December 31, 1997. Deny the remaining allegations contained in Paragraph 50 of the Consolidated Class Action Complaint.

         51. Admit that the block quotations are contained in ECI's 10-K for the year ended December 31, 1997. Deny the remaining allegations contained in Paragraph 51 of the Consolidated Class Action Complaint.

         52. Admit that the block quotations are contained in ECI's 10-K for the year ended December 31, 1997. Deny the remaining allegations contained in Paragraph 52 of the Consolidated Class Action Complaint.

         53. Deny.

         54. Deny.

         55. Deny.

         56. Deny.

         57. Deny.

         58. Admit.

         59. Admit that SCI was unable to divest itself of these properties in time to obtain FTC approval to close the ECI transaction in the fourth quarter of 1998. Deny the remaining allegations contained in Paragraph 59 of the Consolidated Class Action Complaint.

         60. Deny.

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         61. Insofar as the Plaintiffs refer to the Merger Agreement, the document speaks for itself. Deny the remaining allegations contained in Paragraph 61 of the Consolidated Class Action Complaint.

         62. Admit.

         63. Admit.

         64. Admit.

         65. Admit that the block quotation is contained in the Merger Agreement. Insofar as the Plaintiffs further refer to the Merger Agreement, the document speaks for itself.

         66. Admit that the block quotation is contained in the Merger Agreement. Insofar as the Plaintiffs further refer to the Merger Agreement, the document speaks for itself.

         67. Deny.

         68. Admit.

         69. Admit.

         70. Deny.

         71. Admit the first two sentences of Paragraph 71 of the Consolidated Class Action Complaint. Deny the remaining allegations contained in Paragraph 71 of the Consolidated Class Action Complaint.

         72. Deny.

         73. Admit that the block quotation is contained in SCI's July 17, 1998 press release. Deny the remaining allegations contained in Paragraph 73 of the Consolidated Class Action Complaint.

         74. Deny.

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         75. Admit.

         76. Deny.

         77. Deny.

         78. Admit that the block quotation is contained in SCI's July 23, 1998 press release. Deny the remaining allegations contained in Paragraph 78 of the Consolidated Class Action Complaint.

         79. Deny.

         80. Admit that the block quotation is contained in SCI's August 6, 1998 press release. Deny the remaining allegations contained in Paragraph 80 of the Consolidated Class Action Complaint.

         81. Deny.

         82. Admit that the block quotation is contained in SCI's August 7, 1998 press release. Deny the remaining allegations contained in Paragraph 82 of the Consolidated Class Action Complaint.

         83. Deny.

         84. Admit that the block quotation is contained in the August 11, 1998 edition of Death Care Business Advisor. Deny the remaining allegations contained in Paragraph 84 of the Consolidated Class Action Complaint.

         85. Deny.

         86. Admit.

         87. Deny.

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         88. Admit that the block quotation is contained in SCI's 10-Q for the quarter ended June 30, 1998. Deny the remaining allegations contained in Paragraph 88 of the Consolidated Class Action Complaint.

         89. Deny.

         90. Admit.

         91. Deny.

         92. Admit that the block quotation is contained in SCI's September 30, 1998 press release. Deny the remaining allegations contained in Paragraph 92 of the Consolidated Class Action Complaint.

         93. Deny.

         94. Admit that the block quotation is contained in SCI's October 22, 1998 press release. Deny the remaining allegations contained in Paragraph 94 of the Consolidated Class Action Complaint.

         95. Deny.

         96. Admit.

         97. Deny.

         98. Admit that the block quotation is contained in SCI's 10-Q for the quarter ended September 30, 1998. Deny the remaining allegations contained in Paragraph 98 of the Consolidated Class Action Complaint.

         99. Deny.

         100. Admit.

         101. Deny.

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         102. Deny.

         103. Deny.

         104. Admit that the block quotation is contained in SCI's Registration Statement/Prospectus. Deny the remaining allegations contained in Paragraph 104 of the Consolidated Class Action Complaint.

         105. Deny.

         106. Admit.

         107. Admit.

         108. Deny.

         109. Deny.

         110. Deny.

         111. Deny.

         112. Admit the first sentence of Paragraph 112 of the Consolidated Class Action Complaint. Deny the remaining allegations contained in Paragraph 112 of the Consolidated Class Action Complaint.

         113. Deny.

         114. Admit.

         115. Deny.

         116. Admit that Standard & Poor's issued a press release on October 27, 1998 that contained the referenced quotations. Deny the remaining allegations contained in Paragraph 116 of the Consolidated Class Action Complaint.

         117. Deny.

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         118. Deny.

         119. Deny the first sentence of Paragraph 119 of the Consolidated Class Action Complaint. Admit the remaining allegations contained in Paragraph 119 of the Consolidated Class Action Complaint.

         120. Deny.

         121. Admit that the Falcon system allows SCI to determine the level of funeral and cemetery sales. Deny the remaining allegations contained in Paragraph 121 of the Consolidated Class Action Complaint.

         122. Deny.

         123. Admit that SCI issued a press release on January 26, 1999 that contained the referenced block quotation. Insofar as Plaintiffs further refer to the January 26, 1999 press release, the document speaks for itself. Deny the remaining allegations contained in Paragraph 123 of the Consolidated Class Action Complaint.

         124. Admit.

         125. Admit that SCI issued a press release on February 9, 1999. Deny the remaining allegations contained in Paragraph 125 of the Consolidated Class Action Complaint.

         126. Admit that the block quotation is contained in the February 23, 1999 Death Care Advisor. Insofar as Paragraph 126 of the Consolidated Class Action further refers to the February 23, 1999 article, the article speaks for itself.

         127. Admit.

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         128. SCI is without knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 128 of the Consolidated Class Action Complaint. Therefore, such allegations shall be treated as denied.

         129. Deny.

         130. SCI is without knowledge or information sufficient to form a belief as to the truth of the allegations contained in Paragraph 128 of the Consolidated Class Action Complaint. Therefore, such allegations shall be treated as denied.

         131. Deny.

         132. Deny.

         133. Deny.

         134. Admit.

         135. Deny.

         136. Deny.

         137. Deny.

         138. Deny.

         139. Deny.

         140. Deny.

         141. Deny.

         142. Deny.

         143. Deny.

         144. Deny.

         145. Deny.


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         146. Admit.

         147. Deny.

         148. Deny.

         149. Deny.

         150. Deny.

         151. Deny.

         152. Deny.

         153. Deny.

         154. Deny.

         155. Deny.

         156. Deny.

         157. Deny.

         158. Deny.

         159. Deny.

         160. Deny.

         161. Deny.

         162. Deny.

         163. Deny.

         164. Deny.

         165. Deny.

         166. Deny.

         167. Deny.


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         168. Deny.

         169. Deny.

         170. Deny.

         171. Admit that the exchange of SCI stock for ECI stock pursuant to the Merger Agreement constituted a sale of securities within the meaning of Section 20A of the Exchange Act. Deny the remaining allegations in Paragraph 171 of the Consolidated Class Action Complaint.

         172. Deny.

         173. Deny.

                              AFFIRMATIVE DEFENSES

         174. The Consolidated Class Action Complaint fails to allege facts sufficient to state a claim upon which relief may be granted.

         175. Plaintiffs are not entitled to any recovery from Defendants because the registration statement did not contain any untrue statement of material fact nor did Defendants omit to state any material fact required to be stated or necessary to make the statements made not misleading.

         176. Plaintiffs are not entitled to any recovery from Defendants because the documents, filings and announcements quoted did not contain any untrue statement of material fact nor did Defendants omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

         177. Plaintiffs are not entitled to any recovery from Defendants because at all relevant times Defendants acted diligently and reasonably and had a good faith belief in the truthfulness of each of the matters alleged in the Consolidated Class Action Complaint to be inaccurate and further

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believed that there was no failure to state a material fact alleged in the
Consolidated Class Action Complaint to be omitted.

         178. Any increase or decrease in the market value of Plaintiffs' stock was the result of market or other factors and not the alleged wrongful conduct on the part of Defendants.

         179. Plaintiffs are not entitled to any recovery from Defendants because the substance of the material information that Plaintiffs allege to have been omitted or misrepresented was in fact disclosed in SCI's public filings, prospectuses and other public releases, was otherwise publicly available and/or widely known to the market and to the investing community.

         180. Plaintiffs are not entitled to any recovery from Defendants because no act or omission of SCI was the cause in fact or the proximate cause of any damage to Plaintiffs.

         181. Plaintiffs are not entitled to any recovery because Plaintiffs did not exercise reasonable care to discover the facts relating to the alleged misstatements or omissions.

         182. The Consolidated Class Action Complaint fails to plead fraud against Defendants with the specificity required by Rule 9(b) of the Federal Rules of Civil Procedure.

         183. Every act or omission alleged in the Consolidated Class Action Complaint was done or omitted in good faith conformity with the rules and regulations of the Securities and Exchange Commission, and therefore, pursuant to Section 23(a) of the Securities Exchange Act of 1934, there is no liability for any act or omission so alleged.

         184. Plaintiffs would have purchased SCI stock even with full knowledge of the facts that they allege were misrepresented or omitted.

         185. Defendants lacked the requisite scienter required for liability.

         186. Plaintiffs did not rely upon the misrepresentations or misleading statements alleged.

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         187. The actual facts which Plaintiffs allege were misrepresented or omitted in fact were known to and entered the securities market through credible sources.

         188. Plaintiffs fail to satisfy the requirements of the Private Securities Litigation Reform Act of 1995.

         WHEREFORE, Defendants pray as follows:

         1. That Plaintiffs take nothing by the Consolidated Class Action Complaint;

         2.  That the complaint be dismissed with prejudice;

         3. That Defendants be awarded its costs of suit, including reasonable attorneys' fees;

         4. That Defendants have such other, further and different relief as this Court deems just and proper.

                                    Respectfully submitted,

                                    Bracewell & Patterson, L.L.P.


                                    By:
                                       -----------------------------------------
                                                   J. Clifford Gunter III
                                                   State Bar No. 08627000

                                    South Tower Pennzoil Place
                                    711 Louisiana, Suite 2900
                                    Houston, Texas 77002-2781
                                    Telephone: (713) 223-2900
                                    Facsimile: (713) 221-1212



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Of Counsel:

Andrew M. Edison
State Bar No. 00790629

Bracewell & Patterson, L.L.P.
South Tower Pennzoil Place
711 Louisiana, Suite 2900
Houston, Texas 77002-2781
Telephone:  (713) 223-2900
Facsimile:  (713) 221-1212


                             CERTIFICATE OF SERVICE

         I hereby certify that a true and correct copy of the foregoing document was forwarded by certified mail, return receipt requested, on the 17th day of September, 1999 to all counsel of record:

                           Mr. Roger E. Greenberg
                           Mr. David E. Sharp
                           Greenberg, Peden, Siegmyer & Oshman, P.C.
                           12 Greenway Plaza
                           10th Floor
                           Houston, Texas 77046



                                        ----------------------------------------
                                                  Andrew M. Edison


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